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                                                                    Exhibit 10.3
                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                       AND
                             COVENANT NOT TO COMPETE

                  THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT AND COVENANT NOT TO COMPETE (the "Employment Agreement"), by and between THE SCOTTS COMPANY (the "Company") and ROBERT F. BERNSTOCK (the "Executive"), effective as of October 1, 2004.
                                   WITNESSETH:

                  WHEREAS, the Executive and the Company entered into an Employment Agreement and Covenant Not to Compete, effective as of October 1, 2004, which was executed on September __, 2004 (the "Employment Agreement"); and

                  WHEREAS, the Company entered into a First Amendment to such Employment Agreement and Covenant Not to Compete, on October __, 2004; and

                  WHEREAS, the Company and the Executive desire to clarify the provisions of the Employment Agreement relating to personal use of Company aircraft, through execution of this Second Amendment;

                  NOW THEREFORE, in consideration of the premises and agreements of the parties contained in this Second Amendment, and intending to be legally bound, the Executive and the Company agree that the Employment Agreement is hereby amended as follows:

                  1.       Paragraph 3(d) is hereby amended in its entirety:

                           (d) Benefit Plan Participation. The Executive shall be entitled to participate in all of the Company's benefit programs for senior management executives. The Executive shall participate in, and be eligible to receive benefits under, any "employee welfare benefit plans" and "employee pension benefit plans" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and business travel insurance plans and programs as shall apply to general and/or executive employees of the Company; and shall be provided benefits under such plans and agreements substantially equivalent (in the aggregate) to the benefits provided to other senior executive officers of the Company and on substantially similar terms and conditions as such benefits are provided to other senior executive officers of the Company. Notwithstanding the foregoing, the Executive is not eligible for participation in the Company's pension plan. The Executive will participate, or be eligible to participate where participation is voluntary, in any non-qualified pension, supplemental executive retirement programs, deferred compensation, and excess benefit plans sponsored by the Company and available to any of the Company's senior management executives. During the Term, the Company shall provide to the Executive all of the fringe benefits and perquisites that are provided to other senior executive officers of the Company, and the Executive shall be entitled to receive any other fringe benefits or perquisites that become available to other senior executive officers of the Company subsequent to the



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         date of execution of this Employment Agreement. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following benefits during the Term: (i) paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers, which policies shall provide the Executive with benefits no less favorable (in the aggregate) than those provided to any other senior executive officers of the Company; (ii) an automobile allowance of at least $12,000 annually and no less than any such allowance provided to any other senior executive officer of the Company; (iii) the Executive and, in some circumstances, members of his immediate family shall receive use of one or more Company-owned or leased and Company operated aircraft in accordance with the Company's standard executive flight and travel policies, in any event not to exceed more than twenty hours of personal use per year. The Executive acknowledges that part of any such travel may constitute additional taxable compensation of the Executive, but the Company makes no tax representation relating thereto. For purposes of this Paragraph 3(d), if members of the Executive's family accompany the Executive on any business trip of the Executive, such family member travel will not constitute personal use of the aircraft, and an hour of personal use of Company aircraft shall be measured only during each hour in which the aircraft is actually flying. The determination of personal use shall be consistent with Treasury Regulations 1.162-6, 1.132-2 and 1.132-5 and related guidance. In the event that the Executive shall attain the age of fifty-five years while in the active employment of the Company, and completes at least six years of full-time continuous employment with the Company, the Company will extend active employee health care benefits required to be available to the Executive for a limited period ("COBRA Coverage") under Part Six of Title One of ERISA, until the Executive attains the age of sixty-five years (or, in the event of the Executive's death, would have attained the age of sixty-five years) or becomes entitled to benefits under the Federal "Medicare Part A" program, whichever shall first occur. The Executive will pay a premium for such extended health care coverage. During the period in which COBRA Coverage is statutorily required under ERISA, the Executive (or his spouse or dependents in the event of his death) shall pay the COBRA premium then in effect for those who elect COBRA Coverage under the Company's health plan or plans. Thereafter, during the extended coverage period described in this Paragraph 3(d), the Executive shall pay one hundred fifty percent of such COBRA premium in effect from time to time for such coverage.



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                  2. Except as hereby amended, the Executive and the Company hereby ratify the terms and provisions of the Employment Agreement, as executed on September __, 2004, as amended by the First Amendment thereto.

                                                   The Scotts Company




                                                   By:  /s/ Denise Stump
                                                        ------------------------
                                                   Its: Executive Vice President
                                                        Global Human Resources

AGREED AND ACCEPTED this ___
day of October, 2004 and
effective as of October 1,
2004.


         /s/ Robert F. Bernstock
----------------------------------------
           Robert F. Bernstock